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                                   ALFIN, INC.
                         1995 DIRECTOR AND OFFICER PLAN


                    The purpose of the Alfin, Inc., 1995 Director and Officer Plan (the "Plan") is to advance the interests of Alfin, Inc., a New York corporation (the "Company"), by providing an opportunity for ownership of the stock of the Company by each of Jacques Desjardins, Elisabeth Fayer, Steven Korda, Suzanne Langlois and Walter M. Epstein. By providing such opportunity,the Company seeks to attract and retain such qualified personnel, and otherwise to provide additional incentive for grantees to promote the success of the Company.

                    The total number of shares of the authorized but unissued or treasury shares of the common stock, $.01 par value per share, of the Company (the "Common Stock") for which options (the "Options") to be granted under the Plan shall be 500,000, with options to purchase 100,000 shares of Common Stock to be granted to each of Jacques Desjardins, Elisabeth Fayer, Steven Korda, Suzanne Langlois and Walter M. Epstein. The terms of the Options are set forth in the form of Stock Option Agreement ("Agreement") attached hereto as Exhibit A and made a part hereof.

                    Stock issuable upon exercise of an Option may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors of the Company (the "Board").

                    The Plan shall be administered by the Board. No member of the Board shall act upon any matter exclusively affecting any Option granted or to be granted to himself or herself under the Plan. A majority of the members of the Board shall constitute a quorum, and any action may be taken by a majority of those present and voting at any meeting. The decision of the Board as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option agreement in the manner and to the extent it shall deem expedient to implement the Plan and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith.
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                    Options granted pursuant to the Plan shall be authorized by action of the Board and shall be designated as non-qualified options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                    Each Option shall be evidenced by an Agreement duly executed on behalf of the Company and by the grantee to whom such Option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board. No Option shall be granted within the meaning of the Plan and no purported grant of any Option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the grantee.

                    Upon dissolution or liquidation of the Company, all Options granted under this Plan shall terminate, but each grantee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries as a director, agent or consultant) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

                    In the event that the Company shall deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each grantee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                    Subject to any applicable limitations contained herein, the Board may authorize the amendment of any outstanding Option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

                    The Plan shall become effective upon adoption by a majority of the outstanding shares of the Company entitled to vote thereon no later than twelve (12) months after the date of adoption of the Plan by the Board. Should the shareholders of the Company fail to approve the Plan within such twelve-month period, all Options granted thereunder shall be and become null and void.

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                    Unless sooner terminated as herein provided, the Plan shall terminate on December 31, 1999. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, (i) the Board may not, without the approval of the shareholders of the Company increase the maximum number of shares for which Options may be granted or change the designation of the class of persons eligible to receive Options under the Plan, and (ii) any such modification or amendment of the Plan shall be approved by a majority of the shareholders of the Company to the extent that such shareholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or applicable NASD or exchange listing requirements. Termination or any modification or amendment of the Plan shall not, without the consent of a grantee, affect his or her rights under an Option theretofore granted to him or her.

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